Exhibit 99.1

APOLLO RESIDENTIAL MORTGAGE, INC. RECEIVES

STOCKHOLDER APPROVAL TO BE ACQUIRED BY

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. AND

ANNOUNCES CLOSING DATE FOR COMPLETION OF THE ACQUISITION

New York, NY, August 24, 2016 – Apollo Commercial Real Estate Finance, Inc. (“ARI”) (NYSE:ARI) and Apollo Residential Mortgage, Inc. (“AMTG”) (NYSE:AMTG) today announced the common stockholders of AMTG approved the proposed acquisition of AMTG by ARI at a special meeting of AMTG stockholders.

Upon the completion of the acquisition, AMTG common stockholders will receive 0.417571 shares of ARI common stock and $6.86 in cash for each share of AMTG common stock that they hold, based upon AMTG’s book value per share of common stock on the pricing date of $15.52.

The transaction is expected to close on August 31, 2016, subject to customary closing conditions.

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, invests in, acquires and manages performing commercial real estate first mortgage loans, subordinate financings, commercial mortgage-backed securities and other commercial real estate-related debt investments. ARI is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $186.3 billion of assets under management at June 30, 2016.

Additional information can be found on ARI’s website at www.apolloreit.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. AMTG is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $186.3 billion of assets under management at June 30, 2016.

Additional information can be found on AMTG’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond ARI’s or AMTG’s control. These forward-looking statements include information about possible or assumed future results of ARI’s or AMTG’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and expectations regarding the closing of the mergers and related transactions. For a further list and description of such risks and uncertainties, see the reports filed by ARI or AMTG with the SEC. The forward-looking statements, and other risks, uncertainties and factors are based on ARI’s or AMTG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to ARI or AMTG. Forward-looking statements are not predictions of future events. ARI and AMTG disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For investor inquiries, please contact:

Hilary Ginsberg

Investor Relations

(212) 822-0767

hmginsberg@apollolp.com